SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 15, 2001

Sierra Pacific Development Fund III
(Exact Name of Registrant as Specified in its Charter)

California	0-14276	33-0043953
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe – Suite 500, Houston, TX 77057
(Address of Principal Executive Offices) (Zip Code)

(713) 706-6271
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 2.  Acquisition of Disposition of Assets.

The Registrant's limited partners have approved the consolidation transaction with American Spectrum Realty, Inc. ("American Spectrum") pursuant to American Spectrum's Registration Statement on Form S-4 and the closing of the consolidation transaction was effective on October 15, 2001.  The consolidation transaction is described in the Registration Statement on Form S-4 of American Spectrum.   Pursuant to the consolidation transaction, all of the assets and liabilities of the Registrant are being transferred to a subsidiary of American Spectrum pursuant to a merger.  Certain formalities in connection with the consolidation including sending stock certificates for American Spectrum shares to be issued to the limited partners of the Registrant, will be completed after October 15, 2001.

ITEM 5.  Other Events.

Attached is a press release issued by American Spectrum Realty, Inc. dated October 15, 2001 with respect to approval of the consolidation transaction with American Spectrum Realty, Inc. by a majority in interest of the limited partners of the Partnership and the closing of the consolidation transaction.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit	Description

1.1	Press release issued by American Spectrum Realty, Inc. dated October 15, 2001

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BY:	S-P Properties, Inc.
its general partner

BY:	/s/ Thomas N. Thurber
Name: Thomas N. Thurber
Title: President

Date:  October 22, 2001